SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date or earliest event reported): June 7, 2021

HMG/COURTLAND PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-7865	59-1914299
(Commission File No)	(I.R.S. Employer Identification No.)

1870 S. Bayshore Drive Coconut Grove, Florida	33133
(Address of Principal Executive Offices)	(Zip Code)

(305)854-6803
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-1(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2021, the Board of Directors (the “Board”) of HMG/Courtland Properties, Inc., a Delaware company (the “Company”) elected Alan N. Finkelstein to the Board, effective immediately. Mr. Finkelstein, 74, is a Florida Certified Public Accountant and has over 50 years in tax and accounting experience. Mr. Finkelstein is currently a sole practitioner. From 2016 to 2021, Mr. Finkelstein was a director of various of the Company’s subsidiaries as well as a director and consultant of HMGA, Inc. (the “Advisor”), Trustee of Transco Realty Trust and director of Transco’s wholly owned subsidiary Masscap Investment Company, Inc. He is a graduate of the University of Florida.

Mr. Finkelstein will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement for its 2020 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on August 27, 2020, in the section entitled “Compensation of Directors and Executive Officers.” There are no transactions or relationships between the Company and Mr. Finkelstein that are reportable under Item 404(a) of Regulation S-K. Mr. Finkelstein is expected to stand for reelection to the Board at the 2021 Annual Meeting of Shareholders.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMG/COURTLAND PROPERTIES, INC.

By:	/S/ MAURICE WIENER
Maurice Wiener

Date:	June 7, 2021